UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

Norcraft Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36173	37-173834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices) (Zip Code)

800-297-0661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed in the Current Report on Form 8-K filed by Norcraft Companies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) on March 31, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 30, 2015, with Fortune Brands Home & Security, Inc., a Delaware corporation (“Fortune Brands”), and Tahiti Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Fortune Brands (the “Purchaser”). Pursuant to the Merger Agreement, on April 14, 2015, the Purchaser commenced a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (each, a “Share”), at a price of $25.50 per Share, net to the seller in cash, without interest, less any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed with the SEC on April 14, 2015 (together with any amendments and supplements thereto).

Item 1.02. Termination of a Material Definitive Agreement.

Term Loan Facility. In connection with the completion of the Offer and the consummation of the Merger on May 12, 2015, the Company terminated the senior secured term loan facility, dated as of November 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Facility”), by and among Norcraft Companies, L.P., a wholly-owned subsidiary of the Company, Norcraft Intermediate Holdings, L.P., RBC Capital Markets, KeyBank National Association, Royal Bank of Canada, KeyBank National Association, Royal Bank of Canada and other guarantors party thereto. The Term Loan Facility provided the Company with commitments in an initial aggregate principal amount of $150 million, which had a maturity date of December 13, 2020. No early termination penalties were incurred by the Company as a result of the termination of the Term Loan Facility other than customary LIBOR breakage costs.

ABL Facility. In connection with the completion of the Offer and the consummation of the Merger on May 12, 2015, the Company terminated the senior first-lien secured asset-based revolving credit facility, dated November 14, 2013 (as amended, supplemented or otherwise modified from time to time, the “ABL Facility”), by and among Norcraft Companies, L.P., Norcraft Intermediate Holdings, L.P., RBC Capital Markets, KeyBank National Association, Royal Bank of Canada, KeyBank National Association, Royal Bank of Canada and other guarantors party thereto. The ABL Facility provided the Company with aggregate commitments of up to $25.0 million, subject to a current borrowing base of approximately $16.4 million. There were no borrowings outstanding under the ABL Facility at the time of termination; however, there were approximately $7 million in letters of credit outstanding under the ABL Facility at the time of termination. No early termination penalties were incurred by the Company as a result of the termination of the ABL Facility other than customary LIBOR breakage costs.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 11:59 p.m., New York City time, on Monday, May 11, 2015 (the “Expiration Date”). Based on the information provided to Fortune Brands and the Purchaser by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Date, approximately 14,798,762 Shares (including approximately 464,089 Shares tendered pursuant to notices of guaranteed delivery) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 78 percent of the then issued and outstanding Shares. The Minimum Tender Condition (as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, the Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On May 12, 2015, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), the Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Fortune Brands.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to the Offer Price, less any applicable withholding taxes, other than (i) Shares held by the Company as treasury stock or owned by Fortune Brands or the Purchaser, all of which were canceled, and (ii) Shares owned by stockholders of the Company who or which were entitled to demand, and who properly demanded, appraisal rights pursuant to Section 262 of the DGCL. The Shares will no longer be listed on the New York Stock Exchange (the “NYSE”).

The aggregate consideration paid by the Purchaser in the Offer and the Merger was approximately $600 million, without giving effect to related transaction fees and expenses.

The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on March 31, 2015 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2015, in connection with the consummation of the Merger, the Company notified the NYSE of its intent to remove the Shares from listing on the NYSE and requested that the NYSE file a delisting application with the SEC to delist and deregister the Shares. On May 12, 2015, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modifications to Rights of Security Holders.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time was canceled. The canceled shares converted into the right to receive the Offer Price, net to the seller in cash, without interest and less any applicable withholding taxes, except for (i) Shares held by the Company, which were canceled without consideration, and (ii) Shares held by stockholders who properly exercised their appraisal rights under Delaware law.

The information disclosed under Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on May 12, 2015, a change in control of the Company occurred. Upon the Effective Time, the Company became an indirect wholly-owned subsidiary of Fortune Brands. The information disclosed under Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, each of Mark Buller, Michael Maselli, Christopher Reilly, Harvey Wagner, Ira Zecher and Edward Kennedy submitted his resignation and ceased serving as a director of the Board of Directors of the Company (the “Board”). Christopher Klein, David Randich and Robert Biggart were elected to serve as directors on the Board as of the Effective Time.

Information about Messrs. Klein, Randich and Biggart is contained in the Offer to Purchase dated April 14, 2015 and filed by Fortune Brands and the Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on April 14, 2015, as subsequently amended, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read substantially the same as the certificate of incorporation of the Purchaser as in effect immediately prior to the Effective Time, except that (i) the title of the certificate of incorporation was amended and restated in its entirety to read as follows: “Norcraft Companies, Inc. Amended and Restated Certificate of Incorporation” and (ii) Article I of the certificate of incorporation was amended and restated to read in its entirety as follows: “The name of the corporation shall be Norcraft Companies, Inc.”

Also pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to read substantially the same as the bylaws of the Purchaser as in effect immediately prior to the Effective Time, except that the title of the bylaws was amended and restated in its entirety to read as follows: “Norcraft Companies, Inc. Amended and Restated Bylaws.”

The certificate of incorporation and the bylaws of the Company as so amended and restated are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01. Other Events.

On May 12, 2015, Fortune Brands issued a press release announcing the expiration and results of the Offer. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Norcraft Companies, Inc., dated as of May 12, 2015.*

3.2	Amended and Restated Bylaws of Norcraft Companies, Inc., dated as of May 12, 2015.*

99.1	Press Release, dated May 12, 2015, issued by Fortune Brands Home & Security, Inc., incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Tender Offer Statement on Schedule TO of Fortune Brands filed May 12, 2015.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	Norcraft Companies, Inc.

	By:	/s/ Robert K. Biggart
	Name:	Robert K. Biggart
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Norcraft Companies, Inc., dated as of May 12, 2015.*

3.2	Amended and Restated Bylaws of Norcraft Companies, Inc., dated as of May 12, 2015.*

99.1	Press Release, dated May 12, 2015, issued by Fortune Brands Home & Security, Inc., incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Tender Offer Statement on Schedule TO of Fortune Brands filed May 12, 2015.

*	Filed herewith.